EXHIBIT 11

                        booktech.com, inc. and Subsidiary

                    Computation of Net Loss Per Common Share

                Three and Six Months Ended June 30, 2000 and 1999
                                   (unaudited)

                                                                                               Three Months Ended June 30,
                                                                                               ---------------------------
                                                                                                 2000 (1)            1999
                                                                                                 --------            ----
BASIC NET LOSS PER COMMON SHARE:

Net loss attributable to common stockholders..........................................         $(3,222,926)        $(685,647)
                                                                                               -----------       -----------

Weighted average number of common shares outstanding:

             Common stock.............................................................          18,739,933         6,016,552
                                                                                               -----------       -----------

             Basic net loss per common share..........................................               $(.17)           $(0.11)
                                                                                               -----------       -----------

DILUTED NET LOSS PER COMMON SHARE:

Net loss applicable to common stockholders............................................         $(3,222,926)        $(685,647)
                                                                                               -----------       -----------

Weighted average number of common shares outstanding:

             Common stock.............................................................          18,739,933         6,016,552

             Effect of potentially dilutive common shares.............................                  --                --
                                                                                               -----------       -----------

                   Total..............................................................          18,739,933         6,016,552
                                                                                               -----------       -----------

             Diluted net loss per common share........................................              $(0.17)           $(0.11)
                                                                                               -----------       -----------

                                                                                                 Six Months Ended June 30,
                                                                                               -----------------------------
                                                                                                 2000 (1)            1999
                                                                                                 --------            ----
BASIC NET LOSS PER COMMON SHARE:

Net loss attributable to common stockholders..........................................         $(4,673,526)      $(1,082,061)
                                                                                               -----------       -----------

Weighted average number of common shares outstanding:

             Common stock.............................................................          13,277,210         6,016,552
                                                                                               -----------       -----------

             Basic net loss per common share..........................................              $(0.35)           $(0.18)
                                                                                               -----------       -----------

DILUTED NET LOSS PER COMMON SHARE:

Net loss attributable to common stockholders..........................................         $(4,673,526)      $(1,082,061)
                                                                                               -----------       -----------

Weighted average number of common shares outstanding:

             Common stock.............................................................          13,277,210         6,016,552

             Effect of potentially dilutive common shares.............................                  --                --
                                                                                               -----------       -----------

                   Total..............................................................          13,277,210         6,016,552
                                                                                               -----------       -----------

             Diluted net loss per common share........................................              $(0.35)           $(0.18)
                                                                                               ===========       ===========

(1) Restated.

      See Note 10 to Unaudited Condensed Consolidated Financial Statements.

                                       20